SCHEDULE II
     INFORMATION WITH RESPECT TO TRANSACTIONS EFFECTED DURING THE
PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                     SHARES
                                     PURCHASED        AVERAGE
                     DATE            SOLD(-)          PRICE(2)

COMMON STOCK-KETEMA INC

GABELLI ASSOCIATES LTD

                     8/24/94            1,600            14.1250

                     8/04/94              700            14.1250

                     8/03/94              200            14.1250

                     8/02/94              100            14.1250

                     8/01/94              100            14.1250

                     7/29/94              200            14.1250

                     7/28/94              100            14.1250

                     7/27/94            1,500            14.1833

GABELLI ASSOCIATES LTD

                     9/20/94            1,000            13.6250

                     7/25/94            2,000            14.1250

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.